UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2019, MGM Lessee, LLC (the “Tenant”), a Delaware limited liability company and a subsidiary of MGM Resorts International (the “Company”), entered into a Third Amendment (the “Amendment”) to the Master Lease Agreement, dated as of April 25, 2016 between the Tenant and MGP Lessor, LLC (the “Landlord”), a Delaware limited liability company and a subsidiary of MGM Growth Properties LLC (as amended, the “Master Lease”) with respect to the developed real property associated with the Empire City Casino in Yonkers, New York. The Amendment provides that, among other things, the initial rent under the Master Lease will be increased by $50 million, 90% of which shall be allocated to the Base Rent (as defined in the Master Lease) and 10% of which shall be allocated to the Percentage Rent (as defined in the Master Lease). As a result of the foregoing, following the closing of the acquisition, the rent under the Master Lease will be $820.3 million, with Base Rent of $740.8 million and Percentage Rent of $79.5 million. In addition, the Amendment provides the Landlord with a right of first offer with respect to certain undeveloped land adjacent to the property to the extent the Company or any of its affiliates develops additional gaming facilities and chooses to sell or transfer the property in the future. This description of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sale of Equity Securities.

On January 29, 2019, the Company closed the transactions contemplated by the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Yonkers Racing Corporation, a New York corporation (“YRC”), Brian Boru of Westchester, Inc., a New York corporation (“Boru”), Westchester Mercantile Market, Inc., a New York corporation (“Mercantile”), Boru Merger Sub, LLC, a New York limited liability company and a wholly-owned subsidiary of the Company, Mercantile Merger Sub, LLC, a New York limited liability company and a wholly-owned subsidiary of the Company, MGM Yonkers, Inc., a New York corporation and a wholly-owned subsidiary of the Company (from and after such time as it became party to the Merger Agreement) and Shareholder Representative Services LLC, a Colorado limited liability company. Accordingly, among other things, the Company acquired each of YRC, Boru and Mercantile (which collectively own the real property and operations associated with the Empire City Casino) pursuant to three separate and contemporaneous mergers (collectively, the “Mergers”). In connection with the Mergers, the Company issued 9,372,336 shares of its common stock, par value $0.01 per share (the “Shares”), to certain of the investors in the acquired entities, which amount was determined based on a volume weighted average price of a share of the Company’s common stock for a ten-trading-day period prior to the second-to-last trading day preceding the closing date. Pursuant to the terms of the Merger Agreement, the Company is required to file with the Securities and Exchange Commission a prospectus supplement providing for the resale of the Shares within five business days of the closing of the transactions contemplated by the Merger Agreement.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company offered and sold the Shares to the investors in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, and the offering was undertaken without general solicitation. The Company relied, in part, upon representations from each of the investors that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D.

Item 8.01	Other Events.

The Company is filing herewith and incorporating herein by reference the legal opinion and related consent of Milbank, Tweed, Hadley & McCloy LLP regarding the validity of the Company’s common stock, par value $0.01 per share, to be sold from time to time by the selling stockholders identified in the prospectus supplement dated January 29, 2019 to the prospectus dated March 1, 2018 (collectively, the “Prospectus”) forming part of the Company’s Registration Statement on Form S-3 (Registration No. 333-223375) (the “Registration Statement”). Such sales, if any, will be made under the Registration Statement and Prospectus.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description

5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP

10.1	Third Amendment to Master Lease Agreement, dated as of January 29, 2019, between MGP Lessor, LLC and MGM Lessee, LLC (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K of MGM Growth Properties LLC and MGM Growth Properties Operating Partnership LP filed on January 29, 2019).

23.1	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the opinion filed as Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM Resorts International

Date: January 29, 2019	By:	/s/ Andrew Hagopian III
		Name:	Andrew Hagopian III
		Title:	Chief Corporate Counsel and Assistant Secretary